Exhibit 10.22
                                                                  EXECUTION COPY

                              ASSIGNMENT AGREEMENT

      THIS ASSIGNMENT AGREEMENT is made and entered into as of October 16, 2002, by and among VIVO HEALTHCARE CORPORATION, a Delaware corporation ("Assignor"), Assignor's shareholders listed on Schedule A attached hereto and made a part hereof (collectively, the "Shareholders"), and ENZON, INC., a Delaware corporation ("Assignee").

      WHEREAS, Assignor is the owner of the entire right, title and interest in, to and under all of the assets of Assignor used or useful in connection with the p-MPA Technology (as hereinafter defined), including those identified on Schedule B attached hereto and made a part hereof (the "Assigned Assets"); and

      WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to receive from Assignor, all of Assignor's right, title and interest in, to and under the Assigned Assets.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

      1. Assignor hereby sells, assigns, transfers and conveys to Assignee, and Assignee hereby purchases and acquires from Assignor, Assignor's entire right, title and interest in the Assigned Assets on a worldwide basis for the consideration set forth in Paragraph 2 below. It is understood and agreed by the parties hereto that no representations or warranties, direct or implied, are made with respect to the Assigned Assets and as such they are taken hereunder by Assignee on an "as is" basis.

      2. As a material inducement to and in consideration of the Assignor's agreement to enter into this Assignment Agreement, Assignee shall pay Assignor the following consideration:

            (a) Seven Hundred Fifty Thousand Dollars ($750,000) to be paid to Assignor upon Assignee's receipt of evidence that the United States Food and Drug Administration has approved Assignor's investigational new drug application to commence human clinical trials on any product incorporating the p-MPA Technology (the "Milestone Payment").

            (b) Royalties on Assignee's use and exploitation of the p-MPA Technology pursuant to the terms of a royalty agreement substantially in the form attached hereto as Exhibit 1 (the "Royalty Agreement").

      3. Covenant not to Compete.

            (a) Assignor and each Shareholder acknowledges that the agreements and covenants contained in this Paragraph 3 are essential to protect the Assigned Assets being purchased by Assignee, and Assignee would not purchase the Assigned Assets but for the agreements and covenants of Assignor and each Shareholder contained in this Paragraph 3.

                                                                  EXECUTION COPY

            (b) Until the earlier to occur of (i) five (5) years following the date of this Assignment Agreement, or (ii) two (2) years following the date of this Assignment Agreement but only in the event that Assignee does not expend at least One Million Dollars ($1,000,000) (including direct research and development expenditures plus a portion of Assignee's general administrative expenses attributable to such project, each to be allocated in a manner consistent with generally accepted accounting principles and Assignee's past practices) (the "Minimum Requirement") on the development or commercialization of the p-MPA Technology or the Assigned Assets during such two-year period, neither Assignor nor any Shareholder nor any of their Related Persons shall engage in a business that markets the p-MPA Technology or products which include the p-MPA Technology, either directly or indirectly, or enter the employ of, or render any services to, any Person (other than the Assignee) engaged, directly or indirectly, in such activities; or become interested in any Person (other than the Assignee) that is engaged in such activities, directly or indirectly, as a partner, lender, member, shareholder, agent, trustee, consultant or in any other relationship or capacity; provided that each such party may own, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if such party is not a controlling person of, or a member of a group which controls, such Person or does not, directly or indirectly, own 1% or more of any class of securities of such Person.

      4. Notwithstanding anything to the contrary contained in this Assignment Agreement, Assignee shall have no obligation to develop, commercialize or otherwise exploit the p-MPA Technology. Without limiting the foregoing, Assignee shall have no obligation to file any patent applications or to maintain any patents, if and when issued. The parties further agree that in the event that Assignee does not expend at least the Minimum Requirement on the development or commercialization of the p-MPA Technology or the Assigned Assets during the first two (2) years following the date of this Agreement, Assignor shall have the right to cause Assignee to reassign the Assigned Assets to Assignor. Assignor shall have ninety (90) days following the end of such two (2) year period to exercise such right to cause the reassignment of the Assigned Assets.

      5. Jerrold Hirschberg and George Naimark hereby acknowledge that (a) Assignee has hired Uli Grau, Eddy Anglade and A. Clarke Atwell as its employees,
(b) Messrs. Grau's, Anglade's and Atwell's compensation may include options to purchase shares of Assignee's capital stock (or such other securities as Assignee may choose), and (c) the terms pursuant to which such options will vest may be subject to Assignee meeting certain thresholds based on the sale of products that exploit or otherwise incorporate the p-MPA Technology. Notwithstanding the foregoing, Messrs. Hirschberg and Naimark jointly and severally on behalf of themselves and their respective Related Persons (as defined herein) hereby acknowledge that they shall have no right to such compensation, and they each hereby fully and forever release and discharge Assignee and its Related Persons (collectively, the "Assignee Releasees"), from and against all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, obligations, claims and demands whatsoever, in law or equity, which against the Assignee Releasees Messrs. Hirschberg and Naimark or their respective heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever

                                                                  EXECUTION COPY

from the beginning of the world to the date of this Assignment Agreement of every nature arising from or otherwise directly or indirectly relating to Assignee's employment of Messrs. Grau, Anglade and Atwell.

      6. Subject to Paragraph 4, no party may assign any of its rights or delegate any of its obligations under this Assignment Agreement without the prior written consent of the other parties, except as follows:

            (a) Assignee may assign any of its rights and delegate any of its obligations under this Assignment Agreement to any subsidiary or affiliate of Assignee or in connection with the sale or other transfer of all or a portion of the business, assets, properties or stock of Assignee or any of its subsidiaries or affiliates; provided that until Assignee expends at least the Minimum Requirement on the development or commercialization of the p-MPA Technology or the Assigned Assets, any such assignment or delegation by Assignee shall be subject to the approval of Assignor, which approval may not be unreasonably withheld; and

            (b) upon prior written notice to Assignee, Assignor may assign its rights to receive the Milestone Payment to the Shareholders; provided that no such assignment or delegation shall relieve Assignee or Assignor, as the case may be, from any of its obligations hereunder.

      7. Subject to Paragraph 6, this Assignment Agreement applies to, is binding in all respects upon, and inures to the benefit of the successors and permitted assigns of the parties hereto. Nothing in this Assignment Agreement is to be construed to give any Person other than the parties to this Assignment Agreement any legal or equitable right under or with respect to this Assignment Agreement or any provision of this Assignment Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Paragraph 7.

      8. The parties hereto shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Assignment Agreement, and the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Assignment Agreement and the transactions contemplated hereby.

      9. This Assignment Agreement is to be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The parties agree that the state and federal courts located in New York County, New York shall be the sole venue and shall have sole jurisdiction for the resolution of all disputes arising hereunder.

      10. Certain Definitions.

      "Person" - an individual, partnership, corporation, business trust, limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental body.

                                                                  EXECUTION COPY

      "p-MPA Technology" - all rights in all data, technology, know how, patents, copyrights, marks, trade secrets and other intellectual property owned, used or licensed (as licensor or licensee) by Assignor or its predecessors-in-interest (including but not limited to, all improvements, changes and modifications thereto that at any time in the past were, or currently are, in the process of being made, tested or developed) in connection with (a) a polymerized version of mycophenolate ("p-MPA") with expected resorption of orally administered p-MPA in a suitable dosage form in the gastrointestinal tract to provide steady and prolonged levels of the active principle mycophenolate ("MPA") in the bloodstream; (b) plans to design p-MPA, by varying certain parameters such as degree of polymerization, chemical nature of the linker molecule, or controlling the particle size of the drug product, so that it exhibits pharmacokinetic properties suitable for once-a-day, or less frequent dosing, providing certain convenience advantages over mycophenolate (dosed twice or thrice-a-day), including, but not limited to, all experimental plans, development plans, regulatory strategies, marketing plans and competitive analyses therefor, (c) any business plans for such technology, (d) any developmental strategy designed in the indication pemphigus vulgaris, a rare, dermal autoimmune disease for which there is no causual treatment, and (e) any marketing plans.

      "Related Person" - is: (a) any Person that, directly or indirectly, controls, is controlled by, or is under common control with a specified Person;
(b) any Person that holds a Material Interest in a specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of a specified Person (or in a similar capacity); and (d) any Person in which a specified Person holds a Material Interest. For purposes of this definition, (a) "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and (b) "Material Interest" means direct or indirect beneficial ownership (defined as the power to vote or to direct the voting of, or the power to dispose of, an equity security) of voting securities or other voting interests representing at least three percent (3%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least three percent (3%) of the outstanding equity securities or equity interests in a Person.

                  [remainder of page intentionally left blank]

                                                                  EXECUTION COPY

                    [Signature Page to Assignment Agreement]

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first written above.

                                     VIVO HEALTHCARE CORPORATION

                                     By:
                                          --------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     ENZON, INC.

                                     By:
                                          --------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                      SHAREHOLDERS:


                                      ---------------------------------
                                      ULI GRAU


                                      ---------------------------------
                                      EDDY ANGLADE


                                      ---------------------------------
                                      A. CLARK ATWELL


                                      ---------------------------------
                                      JERROLD HIRSCHBERG


                                      ---------------------------------
                                      GEORGE NAIMARK

                                                                  EXECUTION COPY

                                   SCHEDULE A

                              List of Shareholders

Uli Grau

Eddy Anglade

A. Clarke Atwell

Jerrold Hirschberg

George Naimark


                                  Schedule A-1

                                                                  EXECUTION COPY

                                   SCHEDULE B

                                 Assigned Assets

      All of the Assignor's right, title and interest in and to the p-MPA Technology on a worldwide basis, and all of the following property and assets, personal or mixed, tangible and intangible, owned or leased, of every kind and description, wherever located (but excluding the Excluded Assets (as defined below)):

      1. all other intangible rights and property of Assignor relating to the p-MPA Technology, including, but not limited to, going concern value, goodwill, and all rights to the names "Vivo Healthcare" and "p-MPA";

      2. all of Assignor's rights in, to and under all agreements entered into by Assignor or any predecessor-in-interest thereof with any Person (a) under which Assignor has or may acquire any rights or benefits, or that assigns or licenses to Assignor rights to any inventions, improvements, discoveries or information, relating in whole or in part to the p-MPA Technology or any other Assigned Asset, (b) relating to nondisclosure and non-use of confidential or proprietary information, or assigning or transferring, as works made for hire, any inventions, improvements, discoveries or information made or other rights created by such personnel, in any other way relating to p-MPA Technology, or (c) obligating such Person not to engage in any activities competitive with any business of Assignor or any predecessor-in-interest thereof. For purposes of this Agreement, the term "predecessor-in-interest" shall include, but not be limited to, each Shareholder.

      3. all data and records relating to the p-MPA Technology, including, but not limited to, customer lists, all raw data, all data on use and experience with the p-MPA Technology, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, reports, correspondence and other similar documents and records;

      4. all equipment of every kind owned or leased by Assignor in connection with the p-MPA Technology (wherever located and whether or not carried on Assignor's books), including, but not limited to, all CPUs and storage devices on which any of the p-MPA Technology is stored in electronic form, but shall not include any furniture, photocopiers or other ordinary office equipment;

      5. all governmental authorizations (including, but not limited to all consents, licenses, or permits issued, granted, given, or otherwise made available by or under the authority of any governmental body or pursuant to any legal requirement, but specifically excluding any general business license) relating to the p-MPA Technology and all pending applications therefor or renewals thereof, in each case to the extent transferable to Assignee; and

      6. all insurance benefits, including rights and proceeds, arising from or relating to the Assigned Assets prior to the date of the Assignment Agreement, including all benefits paid


                                  Schedule B-1

                                                                  EXECUTION COPY

after the date of the Assignment Agreement for occurrences prior to the date of the Assignment Agreement.

      All of the property and assets to be transferred to Assignor pursuant to the terms of the Assignment Agreement (including this and the other schedules thereto), including, but not limited to, the items referred to in paragraphs 1 through 6 above, but excluding the Excluded Assets, are herein referred to collectively as the "Assigned Assets".

      Notwithstanding anything to the contrary contained in the Assignment Agreement (including this and the other schedules thereto), (a) all cash, cash equivalents and accounts receivable, and (b) all agreements, contracts, leases, consensual obligations, promises, or undertakings (whether written or oral and whether express or implied) other than those agreements included within the Assigned Assets are not part of the sale and purchase contemplated hereunder, are excluded from the Assigned Assets, and shall remain the property of Assignor after the date of the Assignment Agreement (collectively, the "Excluded Assets").


                                  Schedule B-2